UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

CoinShares Valkyrie Bitcoin Fund

(Exact name of registrant as specified in its charter)

Delaware	001-41909	86-6430837
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

437 Madison Avenue, 28th Floor New York, NY (Address of principal executive offices)	10022 (zip code)

Registrant’s telephone number, including area code: (646) 308-1518

Valkyrie Bitcoin Fund

320 Seven Springs Way, Suite 250

Brentwood, TN 37027

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of CoinShares Valkyrie Bitcoin Fund	BRRR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Leah Wald and Steven McClurg

In connection with Valkyrie Digital Assets LLC’s (the “Former Sponsor”) withdrawal as sponsor of the Trust, and the appointment of CoinShares Co. (the “Sponsor”) as the sole successor sponsor of the Trust, effective June 14, 2024, Leah Wald ceased serving as chief executive officer (principal executive officer) of the Sponsor and Steven McClurg ceased serving as chief investment officer (principal accounting officer and principal financial officer) of the Former Sponsor.

Appointment of Jared Demark and Charles Butler

In connection with the Former Sponsor’s withdrawal as sponsor of the Trust, and the appointment of the Sponsor as the sole successor sponsor of the Trust, effective June 14, 2024, Jared Demark will serve as principal executive officer of the Sponsor and Charles Butler will serve as principal financial officer and principal accounting officer of the Sponsor.

Jared Demark, Principal Executive Officer

Jared has nearly 30 years of experience in the financial services industry. Prior to his tenure at CoinShares, he spent over 20 years at Lehman Brothers and Barclays as a Managing Director in Institutional Equities Sales covering some of the largest asset managers in the United States. Jared holds a bachelor's degree in Economics from Vanderbilt University.

Charles Butler, Principal Financial Officer and Principal Accounting Officer

Charles Butler trained with PricewaterhouseCoopers and is a fellow of the Institute of Chartered Accountants in England and Wales with more than 20 years of financial services experience.  Charles's experience covers audit, accountancy, funds, trusts, and private wealth predominantly in the offshore financial services industry.  Prior to joining CoinShares in September 2017, Charles was a Senior Debt Fund Manager at BNP Paribas in Jersey.  At CoinShares Charles has responsibility for finance and tax matters, and is a director of a number of group companies.

Additional information regarding the change in officers and co-Sponsor can be found in the Trust’s Prospectus dated January 10, 2024, as amended February 1, 2024 and June 14, 2024, as filed with the Securities and Exchange Commission.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Former Sponsor’s withdrawal as sponsor of the Trust, and the appointment of the Sponsor as the sole successor sponsor of the Trust, on June 14, 2024 the Sponsor caused a Certificate of Amendment to the Trust’s Certificate of Trust to be filed with the Secretary of State of the State of Delaware in order to change the name of the Trust to “CoinShares Valkyrie Bitcoin Fund”. In addition, on June 14, 2024 the Sponsor and CSC Delaware Trust Company, the Trustee of the Trust, entered into a Second Amendment (the “Amendment”) to the First Amended and Restated Trust Agreement of the Trust dated December 28, 2023 (the “Trust Agreement”). The Amendment made conforming changes to the Trust Agreement to reflect the appointment of CoinShares Co. to the role of Sponsor to the Trust.

Item 8.01	Other Events

As of June 14, 2024, Valkyrie Digital Assets LLC has withdrawn as co-Sponsor to the Trust and CoinShares Co. has become the sole Sponsor. Further information can be found in the Trust’s Prospectus dated January 10, 2024, as amended February 1, 2024 and June 14, 2024, as filed with the Securities and Exchange Commission.

About CoinShares

CoinShares Co., a Delaware corporation, is a wholly-owned subsidiary of CoinShares International Limited (“CoinShares”). CoinShares is a leading European investment company specializing in digital assets, that delivers a broad range of financial services across investment management, trading and securities to a wide array of clients that includes corporations, financial institutions and individuals. Focusing on crypto since 2013, the firm is headquartered in Jersey, with offices in France, Sweden, Switzerland, the U.K. and the U.S. CoinShares is regulated in Jersey by the Jersey Financial Services Commission, in France by the Autorité des marchés financiers, in the U.S. by the Financial Industry Regulatory Authority. CoinShares is publicly listed on the Nasdaq Stockholm under the ticker CS and the OTCQX under the ticker CNSRF.

Item 9.01	Financial Statements and Exhibits

3.2	Certificate of Amendment to the Certificate of Trust
4.4	Second Amendment to the Amended and Restated Trust Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2024

CoinShares Valkyrie Bitcoin Fund CoinShares Co., as Sponsor of the CoinShares Valkyrie Bitcoin Fund

By:	/s/ Jared Demark
Name:	Jared Demark
Title:	Principal Executive Officer